UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2005, Thomas W. Swidarski assumed the position of president and chief executive officer of Diebold, Incorporated (the "company"). In connection therewith, on December 16, 2005, the company disclosed certain details of Mr. Swidarski's new employment arrangement with the company on its Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on that date. At that time, the company also indicated that a definitive employment agreement with Mr. Swidarski was still in the process of being negotiated and would be forthcoming.

On April 26, 2006, the company executed an Employment Agreement with Mr. Swidarski, effective as of December 12, 2005 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Pursuant to his agreement Mr. Swidarski agreed to serve as the company's president and chief executive officer for a term of two years, with automatic one-year renewals thereafter unless either party notifies the other at least six months before the scheduled expiration date that the term is not to renew. Under the Employment Agreement, Mr. Swidarski will receive a base salary of $550,000 per year, as well as other compensation, including bonus opportunities up to 200% of base salary, as set forth in the Employment Agreement. Further, as part of his Employment Agreement, Mr. Swidarski will be entitled to the following perquisites: first-class airfare when traveling on company business; a monthly auto allowance up to $3,295, plus tax gross-up; financial planning and tax preparation services up to $20,000; country club dues and fees; and an annual physical examination.

In the event that Mr. Swidarski is terminated without cause, he will be entitled to receive certain severance payments, including: a lump sum amount equal to two years base salary; a lump sum amount equal to twice his target annual cash bonus for the year in which termination occurs; a pro rata annual cash bonus for the year in which termination occurs, but only to the extent an annual cash bonus is paid to others for the year of termination; and continued participation in the company's employee benefits plans for a period of two years (not including any qualified pension plan or 401(k) plan). Mr. Swidarski will be subject to non-competition and non-solicitation obligations for a period of two years following his termination of employment, regardless of the circumstances surrounding such termination.

In connection with his Employment Agreement, the company also entered into a change in control employment agreement with Mr. Swidarski (the "Change in Control Agreement") whereby, in the event of Mr. Swidarski's termination as a result of a change in control of the company, he would be entitled to receive a lump sum payment equal to three times his base salary and continued employee benefits for the earlier of one year from his termination date, death or attainment of the age of 65. Such employee benefits would not include equity awards. A copy of the Change in Control Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition to Mr. Swidarski's Employment Agreement, on April 28, 2006, the company entered into a Compromise Agreement with Daniel J. O'Brien, the company's vice president, global product marketing, product management and engineering, in connection with his retirement from the company, which was effective April 1, 2006 ("Compromise Agreement"). Pursuant to the Compromise Agreement, Mr. O'Brien will receive a total of £283,680, with 50% to be paid within 15 days of the execution of the Compromise Agreement, and with 60% of the remainder to be paid out after six months and 40% of the remainder to be paid out after one year. The Compromise Agreement also provides for the automatic vesting of Mr. O'Brien’s unvested stock options and restricted shares, as well as continued medical benefits until December 31, 2007.

The foregoing description of the terms of the Employment Agreement, the Change in Control Agreement and the Compromise Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In its Current Report on Form 8-K, filed with the SEC on January 31, 2006, the company previously announced that it had identified restructuring actions amounting to $.12 per share in restructuring charges and that it anticipated additional restructuring charges, yet to be identified, that could reach or exceed $.37 per share.

In connection with these additional restructuring efforts, on April 25, 2006, the company notified affected associates and the related Work Council, as required by French labor law, that it plans to close its existing production facility located in Cassis, France. The company is anticipating total restructuring charges of $.38 to $.43 per share, as a result of the planned closure of the Cassis production facility. Approximately $.24 to $.28 per share of the anticipated restructuring charges associated with Cassis are expected to be cash charges. While the company will work to complete these restructuring actions in 2006, there is a possibility that these actions and some or all of the related restructuring charges could extend into 2007.

This Current Report on Form 8-K contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the planned phase-out of the Cassis facility. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the company’s current expectations or forecasts and are based upon management's expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the facility closing; separation and severance amounts that differ from original estimates because of the timing of employee terminations; and amounts for non-cash charges relating to inventories and property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such inventories and property, plant and equipment. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Exhibit Description

10.1 Employment Agreement between Diebold, Incorporated and Thomas W. Swidarski
10.2 Employment [Change in Control] Agreement between Diebold, Incorporated and Thomas W. Swidarski
10.3 Compromise Agreement between Diebold International Limited, Diebold, Incorporated and Daniel J. O'Brien

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

May 1, 2006	By:	/s/ Kevin J. Krakora

Name: Kevin J. Krakora
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Diebold, Incorporated and Thomas W. Swidarski
10.2	Employment [Change in Control] Agreement between Diebold, Incorporated and Thomas W. Swidarski
10.3	Compromise Agreement between Diebold International Limited, Diebold, Incorporated and Daniel J. O'Brien